UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2026

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-13759 (Commission File Number)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices, including Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RWT	New York Stock Exchange
10% Series A Fixed-Rate Reset Cumulative Redeemable Preferred Stock, par value $0.01 per share	RWT PRA	New York Stock Exchange
9.125% Senior Notes Due 2029	RWTN	New York Stock Exchange
9.0% Senior Notes Due 2029	RWTO	New York Stock Exchange
9.125% Senior Notes Due 2030	RWTP	New York Stock Exchange
9.500% Senior Notes Due 2030	RWTQ	New York Stock Exchange
9.75% Senior Notes Due 2031	RWTS	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report is incorporated into this Item 1.01 by reference.

Waiver and Repurchase Agreement

On November 3, 2026, Redwood Trust, Inc. (the “Company” or “Redwood”) entered into a Waiver and Repurchase Agreement (the “Agreement”) with Hildene Capital Management, LLC (the “Investor”), acting for itself and on behalf of its managed entities, relating to the trust preferred securities issued by Redwood Capital Trust I (the “Trust Preferred Securities”) under the Amended and Restated Trust Agreement, dated as of December 12, 2006 (the “Trust Agreement”) and the related Junior Subordinated Notes due 2037 of the Company (the “Notes”) issued under the Junior Subordinated Indenture, dated as of December 12, 2006 (the “Indenture”). Under the Indenture, the Company is required to use its reasonable best efforts to meet the requirements to qualify as a REIT (as defined below) (the “REIT Maintenance Covenant”). Pursuant to the Indenture and the Trust Agreement, the Company may omit to comply with the REIT Maintenance Covenant if a majority in aggregate principal amount of the outstanding Notes and a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities waive such compliance.

Under the Agreement, the Investor and its managed entities, as holders of a majority of the aggregate liquidation amount of the outstanding Trust Preferred Securities, agreed to (i) waive generally the Company’s compliance with the REIT Maintenance Covenant and (ii) approve and direct the property trustee under the Trust Agreement, as holder of the Notes, to waive generally the Company’s compliance with the REIT Maintenance Covenant, effective on the Last Deposit Date (as defined below).

In addition, the Company agreed to repurchase from the Investor an aggregate $53,125,000 liquidation amount of Trust Preferred Securities at a price equal to 85% of the liquidation amount thereof, or $45,156,250 (the “Aggregate Repurchase Price”), plus any accumulated but unpaid distributions thereon. The Company will pay deposits for the Aggregate Repurchase Price in three installments, with the last installment payment to occur on the earlier of (x) the date of the Company’s formal revocation of its election to be taxed as a REIT and (y) February 15, 2027 (the “Last Deposit Date”). The Company also agreed to pay the Investor a cash fee of $500,000.

A copy of the Agreement is filed as Exhibit 1.1 to this Current Report. This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as an exhibit to this Current Report and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 8.01 below under the caption “Joint Venture and Secured Financing Facility” is incorporated by reference into this Item 3.02. Any additional shares of Common Stock (as defined below) issued or issuable upon exercise of the Amended Warrants (as defined below) will be issued in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving a public offering or in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

Item 3.03. Material Modification to Rights of Security Holders.

Plan for C-Corp. Conversion – Impact on Corporate Charter’s Restrictions on Transfer/Ownership of Capital Stock

As described in Item 8.01 below, the Company has announced that the Board of Directors of the Company (the “Board”) unanimously approved a plan to revoke the Company’s election to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes in the first quarter of 2027 and transition to a C corporation beginning with its 2027 taxable year (the “C-Corp. Conversion Plan”). Under the C-Corp. Conversion Plan, the Board has determined it is in the Company’s best interests to continue to maintain its REIT status for the taxable year ending December 31, 2026 and to remain in compliance with the requirements for taxation as a REIT during 2027 until such time as the Company makes a filing with the Internal Revenue Service (“IRS”) to revoke the Company’s election to be taxed as a REIT pursuant to Section 856(g)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), for the taxable year beginning on January 1, 2027 (the “REIT Status Revocation Filing”).

Accordingly, under the C-Corp. Conversion Plan, the restrictions on transfer and ownership of shares of capital stock of the Company set forth in Article XI of the Company’s Articles of Amendment and Restatement and the related restrictions on transfer and ownership in the terms of the Series A preferred stock (the Articles of Amendment and Restatement, as amended and supplemented, the “Charter”) will cease to be in effect upon the consummation of the C-Corp. Conversion Plan. The Company intends to file a Certificate of Notice with the State Department of Assessments and Taxation of Maryland (“SDAT”) and to file such Certificate of Notice with the Securities and Exchange Commission on a Current Report on Form 8-K promptly thereafter.

Adoption of Tax Benefits Preservation Plan

On November 3, 2026, the Board adopted a tax benefits preservation plan and declared a dividend of one right (a “Right”) for each outstanding share of common stock of the Company, par value $0.01 per share (“Common Stock”), to stockholders of record at the close of business on November 16, 2026 (the “Record Date”). Each Right entitles its holder, subject to the terms of the Tax Benefits Preservation Plan (as defined below), to purchase from the Company one one-thousandth of a share of Series X Junior Participating Preferred Stock, par value $0.01 per share (“Series X Preferred Stock”), of the Company at an exercise price of $20.00 per Right, subject to adjustment. The description and terms of the Rights are set forth in a tax benefits preservation plan, dated as of November 3, 2026 (the “Tax Benefits Preservation Plan”), by and between the Company and Computershare Trust Company, N.A., as rights agent (and any successor rights agent, the “Rights Agent”).

The Company adopted the Tax Benefits Preservation Plan in order to protect against a possible limitation on the Company’s ability to use its net operating losses (the “NOLs”) and certain other tax attributes to reduce potential future U.S. federal income tax obligations. The NOLs and certain other tax attributes are valuable assets to the Company, which may inure to the benefit of the Company. However, if the Company experiences an “ownership change,” as defined in Section 382 of the Code, its ability to fully utilize the NOLs and certain other tax attributes could be substantially limited and the timing of the usage of the NOLs and other tax attributes could be substantially delayed, which could significantly impair the value of such attributes. Generally, an “ownership change” would occur if the Company’s “5-percent shareholders” increase their ownership of Company stock by more than 50 percentage points over the lowest percentage owned by such shareholders at any time over a rolling three-year period, as determined under Section 382 of the Code and the regulations thereunder. The Tax Benefits Preservation Plan is intended to prevent such an “ownership change.”

The Tax Benefits Preservation Plan is not expected to interfere with any merger or other business combination approved by the Board.

The Rights. The Rights will attach to any shares of Common Stock that become issued and outstanding after the Record Date and prior to the earlier of (a) the Distribution Time (as defined below) and (b) the Expiration Time (as defined below), and in certain other circumstances described in the Tax Benefits Preservation Plan.

Until the Distribution Time, the Rights are associated with Common Stock and evidenced by Common Stock certificates or, in the case of uncertificated shares of Common Stock, the book-entry account that evidences record ownership of such shares. Until the Distribution Time, the Rights are transferable with—and only with—the underlying shares of Common Stock.

Until the Distribution Time, the surrender for transfer of any shares of Common Stock will also constitute the transfer of the Rights associated with those shares. As soon as practicable after the Distribution Time, separate rights certificates will be mailed to holders of record of Common Stock as of the Distribution Time. From and after the Distribution Time, the Rights will be represented solely by the separate rights certificates.

The Rights are not exercisable until the Distribution Time. Until a Right is exercised, its holder will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.

Separation and Distribution of Rights; Exercisability. Subject to certain exceptions, the Rights become exercisable and trade separately from Common Stock only upon the “Distribution Time,” which occurs upon the earlier of:

•	the close of business on the tenth (10th) day after the “Stock Acquisition Date” (which is defined as (a) the first date of public announcement that any person or group has become an Acquiring Person (as defined below) or (b) such other date, as determined by the Board, on which a person or group has become an Acquiring Person); and

•	the close of business on the tenth (10th) business day (or such later date as may be determined by the Board prior to such time as any person or group becomes an Acquiring Person) after the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person, unless such tender or exchange offer is conditioned on the redemption of the Rights or termination of the Tax Benefits Preservation Plan.

An “Acquiring Person” is defined as a person or group that, together with its affiliates and associates, beneficially owns at least 4.9% (the “Specified Percentage”) of either of (x) the Company Securities, consisting of the outstanding shares of Common Stock, shares of preferred stock (other than certain non-voting, non-participating preferred stock), warrants, rights, convertible debt or options to purchase stock of the Company, and any other interest that would be treated as “stock” of the Company for purposes of Section 382 of the Code and the regulations thereunder (collectively, the “Company Securities”), with beneficial ownership and percentage ownership of Company Securities determined under the constructive ownership rules of Section 382 of the Code and the regulations thereunder or (y) the outstanding shares of Common Stock, with beneficial ownership of Common Stock determined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the other provisions of the Tax Benefits Preservation Plan described below.

An Acquiring Person does not include:

•	the Company or any subsidiary of the Company;

•	any officer, director or employee of the Company or any subsidiary of the Company in his or her capacity as such;

•	any employee benefit plan of the Company or of any subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan or for the purpose of funding other employee benefits for employees of the Company or any subsidiary of the Company;

•	any person or group, together with its affiliates and associates, whose beneficial ownership of at least the Specified Percentage will not jeopardize or endanger the availability to the Company of any NOL or other tax attribute, as determined by the Board in its sole discretion prior to the time any person becomes an Acquiring Person (provided that such person will be an Acquiring Person if the Board subsequently makes a contrary determination in its sole discretion, regardless of the reason for such contrary determination); or

•	any person or group that, together with its affiliates and associates, as of immediately prior to the first public announcement of the adoption of the Tax Benefits Preservation Plan, beneficially owns at least the Specified Percentage, so long as such person or group continues to beneficially own at least the Specified Percentage and does not acquire securities of the Company to beneficially own an amount greater than or equal to the greater of (a) the Specified Percentage and (b) the sum of the lowest beneficial ownership of such person or group since the public announcement of the adoption of the Tax Benefits Preservation Plan plus (x) for persons with beneficial ownership of more than 5.0%, 0.5% of the then outstanding shares of Common Stock or (y) for all other persons, one share of Common Stock.

In addition, the Tax Benefits Preservation Plan provides that no person or group will become an Acquiring Person (1) as a result of a repurchase or other acquisition of securities of the Company by the Company that, by reducing the number of securities outstanding, increases such person’s percentage ownership or (2) solely as a result of any unilateral grant of any security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers or employees; however, a person or group that becomes a beneficial owner of at least the Specified Percentage as a result of either of the foregoing will become an Acquiring Person if it thereafter acquires beneficial ownership of any additional securities of the Company (other than pursuant to a dividend, distribution, split or subdivision), unless after such acquisition it beneficially owns less than the Specified Percentage. Also, a person or group will not be an Acquiring Person if the Board determines in its sole discretion that such person or group has become an Acquiring Person inadvertently and such person or group has already divested or, if requested by the Company, divests as promptly as practicable a sufficient number of securities of the Company so that such person or group would no longer be an Acquiring Person. The Board is in no case required to except a person or group from the definition of “Acquiring Person” due to inadvertence. A bona fide swaps dealer also will not be an Acquiring Person if the Board determines that its ordinary course actions were taken without the intent or effect of evading the purposes of the Tax Benefits Preservation Plan or seeking to control or influence the Company, subject to revocation by the Board. There are also certain exceptions for an “investment advisor” to mutual funds or a trustee of trusts qualified under Section 401(a) of the Code sponsored by unrelated corporations, unless the Board determines, in its reasonable discretion, that such investment advisor or trustee is deemed to beneficially own at least the Specified Percentage under specified regulations promulgated under the Code.

Certain synthetic interests in securities created by derivative positions—regardless of whether such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D-G under the Exchange Act—are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts. For purposes of the Tax Benefits Preservation Plan, a person or group is deemed to beneficially own (i) Company Securities that such person or group is deemed to directly, indirectly or constructively own (as determined for purposes of Section 382 of the Code or the regulations promulgated under the Code) and (ii) shares of Common Stock that such person or group beneficially owns under Rule 13d-3 under the Exchange Act, has the right or obligation to acquire (whether or not currently exercisable), or that are beneficially owned by any other person with which such person or group has any agreement, arrangement or understanding with respect to acquiring, holding, voting or disposing of Common Stock, in each case subject to certain exceptions described in the Tax Benefits Preservation Plan.

Expiration Time. The Rights will expire on the earliest to occur of (a) 5:00 P.M., New York City time, on November 3, 2027 or, if the Tax Benefits Preservation Plan is approved by the Company’s stockholders by a majority of the votes cast at a meeting of stockholders held prior to that time, 5:00 P.M., New York City time, on November 3, 2029 (the “Final Expiration Time”), (b) the time at which the Rights are redeemed by the Company (as described below), (c) the time at which the Rights are exchanged by the Company (as described below), (d) the closing of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement that has been approved by the Board before any person or group becomes an Acquiring Person and (e) the time at which the Board determines that the NOLs and certain other tax attributes are utilized in all material respects or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs and other tax attributes or materially impair the amount of NOLs and other tax attributes that could be used by the Company in any particular time period, for applicable tax purposes (the earliest of clauses (a), (b), (c), (d) and (e) being herein referred to as the “Expiration Time”).

Flip-in Event. In the event that any person or group (other than certain exempt persons) becomes an Acquiring Person (a “Flip-in Event”), each holder of a Right (other than such Acquiring Person, any of its affiliates or associates or certain transferees of such Acquiring Person or of any such affiliate or associate, whose Rights automatically become null and void) will have the right to receive, upon exercise, Common Stock having a value equal to two (2) times the exercise price of the Right.

Flip-over Event. In the event that, at any time following the Stock Acquisition Date, any of the following occurs (each, a “Flip-over Event”):

•	the Company consolidates with, or merges with and into, any other entity, and the Company is not the continuing or surviving entity;

•	any entity engages in a share exchange with or consolidates with, or merges with or into, the Company, and the Company is the continuing or surviving entity and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property; or

•	the Company sells or otherwise transfers, in one transaction or a series of related transactions, 50% or more of the Company’s assets, cash flow or earning power,

each holder of a Right (except Rights that previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two (2) times the exercise price of the Right.

Series X Preferred Stock Provisions. Each share of Series X Preferred Stock, if issued:

•	will not be redeemable;

•	will rank junior to all other series of the Company’s preferred stock, including the Company’s outstanding Series A preferred stock, as to dividends and distributions;

•	will entitle the holder thereof, when, as and if authorized by the Board and declared by the Company, to quarterly dividend payments equal to the greater of $1.00 per share and 1,000 times the amount of all cash dividends plus 1,000 times the amount of non-cash dividends or other distributions paid on one share of Common Stock;

•	will entitle the holder thereof to receive $1,000 plus accrued and unpaid dividends per share upon liquidation;

•	will have the same voting power as 1,000 shares of Common Stock; and

•	if shares of Common Stock are exchanged by means of a merger, consolidation or a similar transaction, will entitle the holder thereof to a per share payment equal to the payment made on 1,000 shares of Common Stock.

Anti-dilution Adjustments. The exercise price payable—and the number of shares of Series X Preferred Stock or other securities or property issuable—upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series X Preferred Stock;

•	if holders of the Series X Preferred Stock are granted certain rights, options or warrants to subscribe for Series X Preferred Stock or convertible securities at less than the current market price of the Series X Preferred Stock; or

•	upon the distribution to holders of the Series X Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional shares of Series X Preferred Stock will be issued. Instead, holders that would otherwise receive a fractional share of Series X Preferred Stock will be paid an amount of cash based on the current market value of the Series X Preferred Stock at the closing of the trading day immediately prior to exercise.

Redemption; Exchange. The Board may, at its option, at any time prior to the earlier of (i) such time as any person or group becomes an Acquiring Person and (ii) the Final Expiration Time, direct the Company to redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment and payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board authorizing any redemption—or at a later time as the Board may establish for the effectiveness of the redemption—the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

At any time after any person or group becomes an Acquiring Person but before any Acquiring Person, together with all of its affiliates and associates, becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock, the Company may exchange the Rights (other than Rights owned by the Acquiring Person, any of its affiliates or associates or certain transferees of the Acquiring Person or of any such affiliate or associate, whose Rights will have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Series X Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Exemption Requests. A person desiring to either (i) effect a transaction that might result in such person becoming a beneficial owner of at least the Specified Percentage or (ii) effect a transaction that might result in such person owning additional securities of the Company when such person already owns at least the Specified Percentage, may, by following the procedures outlined in the Tax Benefits Preservation Plan, request that the Board determine that such person would not be an Acquiring Person. The Board is not required to consider or respond to any such request, and a failure by the Board to respond within 30 calendar days after receipt of a request constitutes a denial. In such case, the Board may grant the exemption notwithstanding the effect on the Company’s NOLs and other tax attributes, if the Board determines that such exemption is in the best interests of the Company. The Board may impose any conditions that it deems reasonable and appropriate in connection with any such determination, including restrictions on the ability of the requesting person to transfer securities of the Company acquired by it in the transaction requiring approval.

Amendment of the Tax Benefits Preservation Plan. The Company and the Rights Agent may from time to time amend or supplement the Tax Benefits Preservation Plan without the consent of the holders of the Rights. However, on or after the Stock Acquisition Date, no amendment can materially adversely affect the interests of the holders of the Rights (other than the Acquiring Person, any of its affiliates or associates or certain transferees of the Acquiring Person or of any such affiliate or associate).

Miscellaneous. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) or for common stock of any acquiring company or in the event of the redemption of the Rights as described above.

* * * * *

The foregoing description of the Tax Benefits Preservation Plan and the Rights does not purport to be complete and is qualified in its entirety by reference to the Tax Benefits Preservation Plan, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Filing of Articles Supplementary

In connection with the adoption of the Tax Benefits Preservation Plan described in Item 3.03 of this Current Report, the Board approved Articles Supplementary, which designate the rights, preferences and privileges of 395,000 shares of a series of the Company’s stock, par value $0.01 per share, designated as Series X Junior Participating Preferred Stock. The information set forth in Item 3.03 of this Current Report is incorporated into this Item 5.03 by reference.

The Articles Supplementary will be filed with the SDAT and become effective on November 4, 2026. A copy of the Articles Supplementary is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Amended and Restated Bylaws

Effective November 3, 2026, the Board approved the amendment and restatement of the Bylaws of the Company (as so amended and restated, the “Amended and Restated Bylaws”).

The amendments add a clause to Article X, Section 8 providing that, notwithstanding any other provision of the Charter or the Amended and Restated Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute, shall not apply to the voting rights of any shares of stock of the Company acquired and held by any person pursuant to a grant by the Board of a waiver to such person of the stock ownership limitation contained in any tax benefits preservation plan adopted by the Company, but only to the extent that a waiver pursuant to such plan applies to ownership of shares of stock representing 10% or more of the voting power of the Company’s outstanding shares of stock. This change is an addition to the current exclusion in Article X, Section 8 relating to waivers of the stock ownership limit in the Charter.

The preceding description of the provisions amended by the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to, and should be read in connection with, the complete copy of the Amended and Restated Bylaws attached as Exhibit 3.2 to this Current Report and incorporated herein by reference.

Item 8.01. Other Events.

Press Release

On November 3, 2026, the Company issued a press release announcing that the Board unanimously approved the C-Corp. Conversion Plan, plans for a preferred-for-common stock exchange offer, a one-for-five reverse stock split of the Common Stock, and the adoption of the Tax Benefits Preservation Plan. A copy of the press release (the “Corporate Structure Press Release”) is attached as Exhibit 99.1 to this Current Report.

Plan for C- Corp. Conversion

The Company announced that on November 3, 2026, the Board unanimously approved the C-Corp. Conversion Plan. The C-Corp. Conversion Plan will not be completed until the REIT Status Revocation Filing. Under the C-Corp. Conversion Plan, the Company currently expects to make the REIT Status Revocation Filing with the IRS on or prior to March 31, 2027. As a result of the REIT Status Revocation Filing, the Company would become a taxable C corporation effective January 1, 2027. Under the C-Corp. Conversion Plan, the Board has determined it is in the Company’s best interests to continue to maintain its REIT status for the taxable year ending December 31, 2026, and to remain in compliance with the requirements for taxation as a REIT during 2027 until such time as the Company makes the REIT Status Revocation Filing.

In connection with the approval of the C-Corp. Conversion Plan, the Board also approved a related authorization for the repurchase of up to $40 million of our Common Stock, which authorization is separate from, and in addition to, the already existing stock repurchase authorization described in Part II, Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the Securities and Exchange Commission on August 5, 2026.

Reverse Stock Split

The Company announced that on November 3, 2026, the Board unanimously approved a reverse stock split of its outstanding shares of Common Stock, at a ratio of one-for-five (the “Reverse Stock Split”). The Reverse Stock Split is expected to take effect at 5:00 p.m. Eastern Time on December 31, 2026 (the “Effective Time”).

As a result of the Reverse Stock Split, at the Effective Time, every five (5) issued and outstanding shares of Common Stock, par value $0.01 per share, will be converted into one (1) share of Common Stock, par value $0.05 per share.  The charter amendment effecting the Reverse Stock Split will further provide that the par value of the outstanding shares of Common Stock will be changed from $0.05 per share (as a result of the Reverse Stock Split) back to $0.01 per share. Trading in the Common Stock on a split-adjusted basis is expected to begin at the market open on January 4, 2027.

The Common Stock will continue trading on the New York Stock Exchange under the symbol “RWT,” but will be assigned a new CUSIP number.

The number of shares of the Company’s Series A preferred stock outstanding and their preference amount and dividend rate will not be affected by the Reverse Stock Split.

No fractional shares will be issued in connection with the Reverse Stock Split. The Reverse Stock Split will apply to all of the outstanding shares of Common Stock as of the Effective Time and therefore will not affect any stockholder’s ownership percentage of shares of Common Stock, except for de minimis changes resulting from the payment of cash in lieu of fractional shares.

Joint Venture and Secured Financing Facility

On November 3, 2026, the Company announced an expansion of its strategic capital partnership with Canada Pension Plan Investment Board (“CPP Investments”), including an extension of the commitment period for the joint venture, an upsize and extension of the secured revolving financing facility, and amendments to outstanding warrants (the “Amended Warrants”) previously issued to CPP Investments pursuant to a warrant agreement (as so amended, the “Warrant Agreement”), dated as of March 18, 2024, in connection with the initial closing of the strategic capital partnership. The joint venture commitment period was extended for an additional 18 months, until March 2030. The secured revolving financing facility was upsized to $500 million from $400 million, and the term was extended until March 2030. The Amended Warrants were amended to extend the expiration date of the exercise period for 18 months, until March 2032, to re-strike the exercise price for the warrants at a price of $4.90 per share of Common Stock and to adjust the Dividend Threshold (as defined in the Warrant Agreement) to be $0.00. In addition, the Amended Warrants also provide that if certain corporate events that constitute a “Make-Whole Fundamental Change Event” (as defined in the Amendment (as defined below)) occur, then the number of shares of Common Stock issuable upon exercise of the warrants will, in certain circumstances, be increased for a specified period of time. The maximum additional number of shares of Common Stock that may be issued in connection with a Make-Whole Fundamental Change Event is 452,911, subject to adjustment upon the occurrence of certain events.

The above description of the Amended Warrants is a summary and is not complete. A copy of the Second Amendment to Warrant Agreement, dated November 3, 2026, between Redwood and CPP Investments (the “Amendment”), is filed as Exhibit 4.2 to this Current Report, and the above summary is qualified by reference to the terms of the Amendment set forth in such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 1.1	Waiver and Repurchase Agreement, by and between the Company and Hildene Capital Management, LLC, dated November 3, 2026

Exhibit 3.1	Articles Supplementary, dated November 3, 2026

Exhibit 3.2	Amended and Restated Bylaws, dated November 3, 2026

Exhibit 4.1	Tax Benefits Preservation Plan, dated as of November 3, 2026, by and between the Company and Computershare Trust Company, N.A., as rights agent (which includes the Form of Rights Certificate as Exhibit B thereto)

Exhibit 4.2	Second Amendment to Warrant Agreement, dated November 3, 2026, between Redwood and CPP Investments

Exhibit 99.1	Corporate Structure Press Release issued by the Company on November 3, 2026

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2026	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
		Name:	Andrew P. Stone
		Title:	Executive Vice President, Chief Legal Officer, and Secretary